EXHIBIT 10.2

FIRST AMENDMENT TO

THE STB BEAUTY, INC. 2004 EQUITY INCENTIVE PLAN

                THIS FIRST AMENDMENT TO THE STB BEAUTY, INC. 2004 EQUITY INCENTIVE PLAN (this “Amendment”), dated as of October 5, 2005, is made and adopted by STB BEAUTY, INC., a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

                WHEREAS, the Company maintains the STB Beauty, Inc. 2004 Equity Incentive Plan (the “Plan”);

                WHEREAS, the Company desires to amend the Plan as set forth below;

                WHEREAS, pursuant to Section 12 of the Plan, the Plan may be amended by the Board of Directors of the Company; and

                WHEREAS, the Board of Directors of the Company has approved this Amendment pursuant to resolutions adopted by unanimous written consent effective October 5, 2005.

                NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1.                                       Section 6(e) of the Plan is hereby amended to read as follows:

                “(e)         Payment for and Delivery of Stock.  Stock purchased upon exercise of an Option under the Plan shall be paid for as follows:  (i) in cash, check acceptable to the Company (determined in accordance with such guidelines as the Board may prescribe), or money order payable to the order of the Company, or (ii) if so permitted by the Board, (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months unless the Board specifies a shorter period) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, (B) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, (C) by delivery of a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, which promissory note shall be in a form approved by the Board, or (D) by any combination of the permissible forms of payment.  Notwithstanding any other provision of the Plan to the contrary, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the 1934 Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company, in any method which would violate Section 13(k) of the 1934 Act.”

2.             This Amendment shall be and is hereby incorporated in and forms a part of the Plan.  All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.  The Plan, as amended by this Amendment, is hereby ratified and confirmed.

                I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of STB Beauty, Inc. on October 5, 2005.

By:	/s/ Myles McCormick
Name: Myles McCormick
Title: Secretary